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                                  EXHIBIT 10.2

                               AMENDMENT NO. 1 TO
                                   AGREEMENTS
                                     BETWEEN
                                 GENELINK, INC.
                                       AND
                 UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER
                                 AT FORTH WORTH

         1. PARTIES. This AMENDMENT is made and entered into by and between UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER AT FORTH WORTH, whose address is 3500 Camp Bowie Blvd., Forth Worth, Texas 76107-2699, hereinafter referred to as "UNTHSC", and GENELINK, INC., a Pennsylvania corporation, with its principal office located in Margate, New Jersey, hereinafter referred to "GeneLink".

         2. AMENDED AGREEMENTS. This is an Amendment to the DNA Specimen Repository Agreement by and between the above listed parties dated June 21, 1995, hereinafter referred to as "AGREEMENT". A copy of the AGREEMENT is attached hereto and incorporated by reference. In addition, this is an Amendment to the Collateral License Agreement by and between the above listed parties dated July 1, 1996, hereinafter referred to as "LICENSE AGREEMENT". A copy of the LICENSE AGREEMENT is attached hereto and incorporated by reference.

         3. AMENDMENT DATE. This AMENDMENT is effective on April 1, 1996.

         4. AMENDMENT. In accordance with Section 21 of the AGREEMENT and
Section 1 of the LICENSE AGREEMENT, and for good and valuable consideration, GeneLink and UNTHSC hereby make the following amendments:

         SECTIONS 9.1 AND 2.1 of the AGREEMENT shall be modified as follows:

                  GeneLink shall continue to pay UNTHSC [Confidential Information filed separately with the Securities and Exchange Commission] per client for a period of 5 years beyond the date of termination of the AGREEMENT on March 21, 2001. On or about April 1, 2005, the parties shall negotiate in good faith a possible adjustment of this fee based upon current technology and costs. Absent a written agreement signed by both parties adjusting this resulting from such negotiation, all kits sold under the terms of the AGREEMENT will be stored by UNTHSC in accordance with the terms of the AGREEMENT at the rate of [Confidential Information filed separately with the Securities and Exchange Commission] per sample through March 30, 2006.



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         SECTION 2 of the LICENSE AGREEMENT shall be replaced with the following:

                  This LICENSE AGREEMENT shall be for the term of the AGREEMENT and for the term of the AMENDMENT effective on April 1, 1996, through March 30, 2006, and any other subsequent extensions. This LICENSE AGREEMENT shall be subject to termination upon the conditions of the AGREEMENT.

         5. CONFLICT. Other than the matters addressed above, this AMENDMENT does not act to change or alter any other provision of the AGREEMENT or the LICENSE AGREEMENT. In the event of a conflict between the terms of this AMENDMENT and the AGREEMENT, the terms of this AMENDMENT will control. In the event of a conflict between the terms of this AMENDMENT and the LICENSE AGREEMENT, the terms of this AMENDMENT will control.

UNIVERSITY OF NORTH TEXAS               GENELINK, INC.
HEALTH CENTER AT FORT WORTH



By: /s/ David M. Richard, D.O.          By: /s/ John R. DePhillipo
    --------------------------              ----------------------
        David M. Richard, D.O.                  John R. DePhillipo
        President                               President and CEO


Date:  November 11, 1996                Date:  November 5, 1996



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